UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2026

Crinetics Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38583	26-3744114
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6055 Lusk Boulevard
San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 450-6464

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CRNX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On January 6, 2026, Crinetics Pharmaceuticals, Inc. (“Crinetics” or the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Leerink Partners LLC and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein (collectively, the “Underwriters”), relating to the issuance and sale of 7,620,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”). In addition, under the terms of the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to 1,143,000 additional shares of Common Stock (the “Option”). The price to the public in this offering is $45.95 per share. The Underwriters have agreed to purchase the shares from the Company pursuant to the Underwriting Agreement at a price of $43.42275 per share. The net proceeds to the Company from this offering are expected to be approximately $330.2 million, or approximately $379.8 million if the Option is exercised in full, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company. The offering is expected to close on January 8, 2026, subject to the satisfaction of customary closing conditions.

The offering is being made pursuant to the Company’s shelf registration statement on Form S-3ASR (Registration Statement No. 333-280407) which became automatically effective upon its filing with the Securities and Exchange Commission (the “SEC”), and a prospectus supplement and accompanying base prospectus filed with the SEC.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this report and is incorporated by reference herein. A copy of the opinion of Morrison & Foerster LLP relating to the validity of the shares of Common Stock issued in the offering is attached as Exhibit 5.1 to this report.

The Company issued press releases on January 5, 2026 and January 6, 2026 announcing the commencement and pricing of the offering, respectively, which press releases are attached as Exhibits 99.1 and 99.2, respectively, to this report.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained in this report are forward-looking statements. These forward-looking statements speak only as of the date of this report and are subject to a number of known and unknown risks, uncertainties and assumptions, including, without limitation, the risks and uncertainties described in the Company’s periodic filings with the SEC. The events and circumstances reflected in the Company’s forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Additional information on risks facing Crinetics can be found under the heading “Risk Factors” in Crinetics’ periodic filings with the SEC, including its annual report on Form 10-K for the year ended December 31, 2024 and quarterly report on Form 10-Q for the quarter ended September 30, 2025. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by applicable law, Crinetics does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated January 6, 2026, by and among Crinetics Pharmaceuticals, Inc. and Leerink Partners LLC and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein

5.1	Opinion of Morrison & Foerster LLP

23.1	Consent of Morrison & Foerster LLP (included in Exhibit 5.1)

99.1	Press Release dated January 5, 2026

99.2	Press Release dated January 6, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Crinetics Pharmaceuticals, Inc.

Date: January 7, 2026	By:	/s/ R. Scott Struthers, Ph.D.
	Name:	R. Scott Struthers, Ph.D.
	Title:	President and Chief Executive Officer